Exhibit 99.1

FOR IMMEDIATE RELEASE
---------------------

       ISSI ANNOUNCES SELECTED FINANCIAL RESULTS FOR FISCAL FIRST QUARTER

        Santa Clara, Calif.--January 30, 2007--Integrated Silicon Solution, Inc. (Nasdaq: ISSI) today reported selected financial results for the first fiscal quarter ended December 31, 2006.

        Revenue in the first fiscal quarter ending December 31, 2006 was $61.5 million, compared with $59.0 million reported in the September 2006 quarter and $51.1 million in the December 2005 quarter. This represents a sequential increase of 4.1% from the September 2006 quarter, and a 20.3% increase from the same period in the previous year.

        The Company's cash, cash equivalents and short-term investments totaled $109.4 million at December 31, 2006 which was a decline of $4.0 million from September 30, 2006. The Company's inventory at December 31, 2006 totaled $55.7 million which was an increase of $3.3 million from September 30, 2006.

        "We saw good growth this quarter as revenue grew 4.1% from the previous quarter and capped an annual growth of 20.3% from the December 2005 quarter" said Jimmy Lee, ISSI's Chairman and CEO. "The quarter to quarter growth was driven by a combination of stable pricing in the non-commodity market segments and seasonally strong SRAM and DRAM demand."

        Due to the continuing internal investigation of its past stock option granting practices by the Special Committee of the Board of Directors, the Company is not providing detailed GAAP or Non-GAAP financial information for the fiscal quarter ended December 31, 2006. The Company intends to issue full results for the fiscal first quarter ended December 31, 2006, and to file its Form 10-Q for that period, together with any restated historical financial statements, as soon as practicable after completion of the Special Committee review.

Conference Call
---------------

        A conference call will be held today at 1:30 p.m. Pacific time to discuss this release. To access ISSI's conference call via telephone, dial (719) 457-2641 by 1:20 p.m. Pacific time. The call will be webcast from ISSI's website at www.issi.com.

                                     -more-

ISSI Release
January 30, 2007

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Page 2

About the Company
-----------------

        ISSI is a fabless semiconductor company that designs and markets high performance integrated circuits for the following key markets: (i) digital consumer electronics, (ii) networking, (iii) mobile communications and (iv) automotive electronics. The Company's primary products are high speed and low power SRAM and low and medium density DRAM. The Company also designs and markets EEPROM, SmartCards and is developing selected non-memory products focused on its key markets. ISSI is headquartered in Silicon Valley with worldwide offices in China, Europe, Hong Kong, India, Korea and Taiwan. Visit our web site at www.issi.com.

Risk Factors to our Business
----------------------------

        The statements in this press release regarding stable pricing and seasonally strong demand are historical and should not be read as predictive of future results. Among the risks affecting our business are supply and demand conditions in the market place, unexpected reductions in average selling prices for our products, our ability to sell our products for the die business and automotive applications and the pricing and gross margins achieved on such sales, our ability to control or reduce operating expenses, changes in manufacturing yields, order cancellations, order rescheduling, product warranty claims, competition, the level and value of inventory held by OEM customers, or other factors. In addition, the financial information in this press release is unaudited and subject to any adjustments that may be made in connection with the year end audit and quarterly reviews.

        Further information about risks that could affect the Company's business are detailed in ISSI's periodic filings with the Securities and Exchange Commission, including its report on Form 10-Q for the quarter ended March 31, 2006.

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CONTACT:
Scott Howarth
Vice-President & CFO
Investor Relations
(408) 969-4686
ir@issi.com